SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

America West Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 17, 2002

To Our Stockholders:

          On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of America West Holdings Corporation to be held at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, on Monday, May 20, 2002, at 8:30 a.m. local time. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

          If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the Annual Meeting in person, you may revoke your proxy and cast your votes personally at the meeting.

          If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Sincerely,

W. Douglas Parker
Chairman of the Board, President
and Chief Executive Officer

AMERICA WEST HOLDINGS CORPORATION

111 West Rio Salado Parkway

Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2002

TO THE STOCKHOLDERS OF AMERICA WEST HOLDINGS CORPORATION:

          The Annual Meeting of Stockholders of America West Holdings Corporation, a Delaware corporation, will be held at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, on Monday, May 20, 2002, at 8:30 a.m. local time, for the following purposes:

          1.    To elect three directors to hold office until the annual stockholders’ meeting in 2005; and

          2.    To approve the adoption of the America West 2002 Incentive Equity Plan.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Board of Directors knows of no other matter that will be presented at the Annual Meeting. If any other matter is properly brought before the meeting, the persons named in the accompanying proxy will vote on that matter using their best judgment.

          You must have been a stockholder of record at the close of business on March 25, 2002, to vote at the meeting. If you do not expect to attend the meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the meeting. If you want to vote at the meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership as of March 25, 2002 from the intermediary.

By Order of the Board of Directors,

Patricia A. Penwell
Corporate Secretary

Tempe, Arizona

April 17, 2002

Proposal 1 Election of Directors
Proposal 2 Approval of America West 2002 Incentive Equity Plan
Information Concerning Solicitation and Voting
Information About the Company’s Board of Directors
Report of the Audit Committee of the Board of Directors
Information About the Company’s Independent Auditors
Security Ownership of Certain Beneficial Owners and Management
Report of the Compensation and Human Resources Committee of the Board of Directors on Executive Compensation
Executive Compensation
Employment Agreement
Certain Transactions
Performance Graph
Appendix A
America West 2002 Incentive Equity Plan
Appendix B

AMERICA WEST HOLDINGS CORPORATION

111 West Rio Salado Parkway,
Tempe, Arizona 85281

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 20, 2002

Introduction	This proxy is solicited on behalf of the Board of Directors of America West Holdings Corporation (“Holdings” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Monday, May 20, 2002, at 8:30 a.m. local time, at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, or at any adjournment thereof (the “Annual Meeting”). The Company’s directors will not attend the Annual Meeting, and instead one of the Company’s Executive Vice Presidents will preside at the Annual Meeting. Any stockholder inquiries regarding the agenda for the Annual Meeting may be addressed to the Executive Vice President presiding at the Annual Meeting, by mail at the address above, or by electronic mail at annualmeeting@americawest.com.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 17, 2002, to all stockholders entitled to vote at the Annual Meeting.

“AWA” and “TLC” refer to America West Airlines, Inc. and The Leisure Company, respectively, both of which are wholly-owned subsidiaries of the Company.

1.

Proposal 1

Election of Directors

Election of Directors	The three nominees for election to the Board of Directors are listed below. If each of these nominees is elected, the Board will consist of 10 members divided into three classes as follows: three members in Class I (terms expiring in 2005), four members in Class II (terms expiring in 2003) and three members in Class III (terms expiring in 2004). To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes therefore will have no effect on the election of directors. Unless you tell us on your proxy card to vote differently, we will vote signed, returned proxies FOR the election of the listed nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. All ages identified below are as of April 1, 2002.

The Board Of Directors Recommends

A Vote IN FAVOR Of Each Named Nominee.

Nominee,
Class and Current	Principal Occupation,
Committee	Business Experience,
Service	Other Directorships Held, Age

John F. Tierney (Class I) (Audit and Finance Committees)	Mr. Tierney is Managing Director of Castletown Financial Services, an investment and consulting firm, and has served as a Director of the Company since 1993. From 1993 until 1997, he was Assistant Chief Executive and Finance Director of GPA Group plc. Mr. Tierney serves as a Director of the International Transport Finance Company and is a member of the Board of Governors of Clongowes Wood College. Mr. Tierney is a chartered accountant. Age 56.

Robert J. Miller (Class I) (Compensation and Human Resources Committee)	Mr. Miller is a Partner at the Nevada law firm of Jones Vargas, and has served as a Director of the Company since 1999. From 1989 until January 1999, he served as governor of the State of Nevada. Mr. Miller serves as a Director of the Newmont Mining Corporation, International Game Technology and Zenith National Insurance Corp. He is also a Director of the American Cancer Society Foundation and serves on the U.S. Secretary of Energy Advisory Board, the Board of the National Center for Missing and Exploited Children and the Board of K12, Inc. Additionally, Mr. Miller is a member of the SSP Solutions Advisory Board of Directors and Member at Large of the College Board of Regents of the National College of District Attorneys. Age 56.

W. Douglas Parker (Class I) (Executive Committee)	Mr. Parker is Chairman of the Board, President, and Chief Executive Officer of the Company and AWA, Chairman of TLC and has served as a Director of the Company since 1999. Mr. Parker has served as Chairman of the Board, President and Chief Executive Officer of the Company since September 2001, and as Chairman of the Board and Chief Executive Officer of AWA since September 2001. Mr. Parker joined the Company as Senior Vice President and Chief Financial Officer in June 1995. He was elected Executive Vice President of the Company and Executive Vice President — Corporate Group of AWA in April 1999. He was elected President of AWA in May 2000, and Chief Operating Officer of AWA in December 2000. Age 40.

2.

Continuing Directors	The seven directors whose terms will continue after the Annual Meeting and will expire at the 2003 Annual Meeting (Class II) or the 2004 Annual Meeting (Class III) are listed below.

Director,	Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held, Age

John L. Goolsby (Class II) (Audit, Executive and Finance Committees)	Mr. Goolsby is a private investor, and has served as a Director of the Company since 1994. From 1988 until his retirement in 1998, he served as the President and Chief Executive Officer of The Howard Hughes Corporation, a subsidiary of The Rouse Company, a real estate development company. Mr. Goolsby serves as a Director of Tejon Ranch Company and is a member of the Board of Trustees of the Donald W. Reynolds Foundation. Age 60.

Richard P. Schifter (Class II) (Corporate Governance and Executive Committees)	Mr. Schifter is a Managing Partner of Texas Pacific Group, an investment firm that he joined in July 1994, and has served as a Director of the Company since 1994. Mr. Schifter also is a Managing Partner of Newbridge Latin America Fund, L.P., a private equity fund. Mr. Schifter serves as a Director of Ryanair Holdings, PLC, Grupo Milano, S.A., Alpargatas, S.A.I.C., Bristol Group, Productora de Papel, S.A. de C.V. (Proposa), Empresas Chocolates La Corona, S.A. de C.V. (La Corona) and Diveo Broadband Networks, Inc. Age 49.

Marie L. Knowles (Class II) (Audit, Executive and Finance Committees)	Ms. Knowles served as Executive Vice President and Chief Financial Officer of Atlantic Richfield Company (“ARCO”), a diversified energy company, from 1996 until her retirement in June 2000, and has served as a Director of the Company since 1999. From 1993 until 1996, she served as Senior Vice President of ARCO and as President of ARCO Transportation Company, a former subsidiary of ARCO. Ms. Knowles serves as a Director of Phelps Dodge Corporation, URS Corporation and McKesson Corporation and as a Trustee of the Fidelity Funds. Age 55.

J. Steven Whisler (Class II) (Compensation and Human Resources and Corporate Governance Committees)	Mr. Whisler is Chairman, President and Chief Executive Officer of Phelps Dodge Corporation (“Phelps Dodge”), a mining and manufacturing company, and has served as a Director of the Company since 2001. Mr. Whisler has served as Chairman of Phelps Dodge since May 2000, as Chief Executive Officer since January 2000 and as President since December 1997. From December 1997 until January 2000, Mr. Whisler served as Chief Operating Officer of Phelps Dodge. From 1991 until 1998, Mr. Whisler served as President of Phelps Dodge Mining Company, a division of Phelps Dodge. Mr. Whisler serves as a Director of Phelps Dodge, Burlington Northern Santa Fe Corporation and Southern Peru Copper Corporation. Age 47.

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Director,	Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held, Age

Richard C. Kraemer (Class III) (Compensation and Human Resources, Corporate Governance and Executive Committees)	Mr. Kraemer is President of Chartwell Capital, Inc., a private investment company, and has served as a Director of the Company since 1992. From October 1985 until March 1996 he served as President of UDC Homes Inc., a Phoenix based homebuilding and development company. Mr. Kraemer also served as a Director of UDC from 1980 until March 1996 and as Chief Executive from October 1994 until March 1996. Age 58.

Walter T. Klenz (Class III) (Compensation and Human Resources and Corporate Governance Committees)	Mr. Klenz was President and Chief Executive Officer of Beringer Wine Estates Holdings, Inc. from 1990 to 2000 and is currently Managing Director of Beringer Blass Wine Estates. Mr. Klenz has served as a Director of the Company since 1998. He also serves as a Director of Columbia Sportswear Company and is past Chairman of the California Wine Institute and past President of the Napa Valley Vintners Association. Age 56.

Denise M. O’Leary (Class III) (Audit and Compensation and Human Resources Committees)	Ms. O’Leary has been a private investor in early stage companies since 1996, and has served as a Director of the Company since 1998. From 1983 until 1996, she was employed at Menlo Ventures, a venture capital firm, first as an Associate and then as a General Partner. Ms. O’Leary serves as a Director of Del Monte Foods Company and Medtronic, Inc. Additionally, she is a member of the Board of Trustees of Stanford University and Chair of the Board of Trustees of Stanford Hospital and Clinics. Age 44.

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Proposal 2

Approval of America West 2002 Incentive Equity Plan

Approval of America West 2002 Incentive Equity Plan	Stock-based awards are an essential component of the Company’s compensation programs, are the most effective tool for aligning the long-term interests of the Company’s executives with the interests of our stockholders and are critical to the Company’s ability to successfully compete for, recruit and retain a quality management team. (See “Report of the Compensation and Human Resources Committee of the Board of Directors” below).

However, as of March 27, 2002, only 205,831 shares of the Company’s Class B Common Stock remained available for future grants under the Company’s 1994 Incentive Equity Plan (the “1994 Incentive Plan”) (plus any shares that might in the future be returned to the 1994 Incentive Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares). As of that date, although awards covering an aggregate of 6,799,570 shares Class B Common Stock remained outstanding under the 1994 Incentive Plan, all options granted prior to December 31, 2001 were significantly out-of-the-money (based on the $5.55 per share closing price of the Company’s Class B Common Stock as reported on the New York Stock Exchange on March 27, 2002) due to the significant drop in the price of the Company’s stock during 2001 (largely as a result of the events of September 11, 2001 and its aftermath). Consequently, these options had lost substantially all value as retention and incentive tools. However, the Board of Directors of the Company (the “Board”) is strongly opposed to repricing outstanding stock options and accordingly, in connection with the $429 million loan transaction supported by the $380 million government loan guarantee that closed on January 18, 2002, the Company agreed not to reprice any outstanding stock options so long as the loan remains outstanding.

For these reasons, on March 27, 2002, the Board adopted the Company’s 2002 Incentive Equity Plan (the “2002 Incentive Plan”), subject to stockholder approval. A total of 8,000,000 shares of Class B Common Stock have been reserved for issuance under the 2002 Incentive Plan. At the same time, the Board determined that, regardless of share availability, no new awards will be granted under the 1994 Incentive Plan following stockholder approval of the 2002 Incentive Plan. The Board is seeking stockholder approval of the 2002 Incentive Plan at the Annual Meeting so that stock-based awards can continue to be granted as part of the Company’s compensation programs.

The Board Of Directors Recommends

A Vote IN FAVOR Of Proposal 2

The full text of the 2002 Incentive Plan is set forth in Appendix A to this Proxy Statement. The essential features of the 2002 Incentive Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the 2002 Incentive Plan.

General	The 2002 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards to employees, directors and consultants of the Company and its subsidiaries (collectively “awards”). Incentive stock options granted under the 2002 Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2002 Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. On March 27, 2002, the Company granted 1,185,000 nonstatutory stock options to its executive officers and 520,500 nonstatutory stock options to its non- executive employees under the 2002 Incentive Plan, subject to stockholder approval of the Plan as more fully described below.

Purpose	The 2002 Incentive Plan is intended to encourage employees and non-employee directors of the Company to acquire equity interests in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the financial success of the Company, thereby encouraging them to devote their best

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efforts to the business of the Company. The 2002 Incentive Plan also is intended to enhance the ability of the Company to attract and retain the services of individuals who are essential for the progress, growth and profitability of the Company. All of the approximately 13,000 employees and directors of the Company and its subsidiaries are eligible to participate in the 2002 Incentive Plan, although it is expected that awards will be granted primarily to officers and other members of management, and to non-employee directors.

Administration	The Board administers the 2002 Incentive Plan. Subject to the provisions of the 2002 Incentive Plan, the Board has the power to construe and interpret the 2002 Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Class B Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may become vested and be exercised, the exercise price, the type of consideration allowable as payment (where there is a purchase price for the award) and other terms of the award.

The Board has the power to delegate administration of the 2002 Incentive Plan to a committee composed of not fewer than two members of the Board. The committee will consist solely of two or more “outside directors,” as such term is defined in Section 162(m) of the Code and the regulations thereunder, who are also “non-employee directors,” as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the 2002 Incentive Plan to the Compensation and Human Resources Committee of the Board. As used herein with respect to the 2002 Incentive Plan, the “Board” refers to any committee the Board so appointed as well as to the Board itself.

Stock Subject to the 2002 Incentive Plan	A total of 8,000,000 shares of Class B Common Stock is reserved for issuance under the 2002 Incentive Plan. If awards granted under the 2002 Incentive Plan expire or otherwise terminate without being exercised, the shares of Class B Common Stock not acquired pursuant to such awards again become available for issuance under the 2002 Incentive Plan. If the Company reacquires unvested stock issued under the 2002 Incentive Plan, the reacquired stock will again become available for reissuance under the 2002 Incentive Plan.

Eligibility	Employees (including officers), directors and consultants of both the Company and its subsidiaries are eligible to receive all types of awards, except that only employees of the Company or its subsidiaries are eligible to receive incentive stock options.

No person may be granted options during any calendar year under the 2002 Incentive Plan exercisable for more than 500,000 shares of Class B Common Stock; provided, however, that, in addition to the annual limit, upon a person’s initial employment with the Company or upon a person’s promotion, options under the 2002 Incentive Plan exercisable for no more than 1,500,000 shares of Class B Common Stock may be granted to such person in connection with such event (the “Section 162(m) Limitation”). No more than 1,500,000 shares will be issued or transferred as restricted stock under the 2002 Incentive Plan and no more than 150,000 shares will be issued or transferred as restricted stock to any person in any calendar year. No more than 8,000,000 shares will be issued as incentive stock options under the 2002 Incentive Plan.

Stock Options	The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. As of March 27, 2002, the closing price of the Company’s Class B Common Stock as reported on the New York Stock Exchange was $5.55 per share. The exercise price of options granted must be paid either (i) in cash at the time the option is exercised or (ii) by delivery of other Class B Common Stock of the Company, or (iii) from the proceeds of a sale through a broker of shares to which the exercise relates.

Options may become exercisable (“vest”) in cumulative increments as determined by the Board. Typically, shares covered by currently outstanding options of the Company vest at the rate of 33% per year during the participant’s employment by, or service as a director or consultant to, the Company or a subsidiary, although different vesting schedules are

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permitted. The Board has the power to accelerate the time during which an option may vest or be exercised. The maximum term of options is 10 years. Unless otherwise stated in an option agreement, vested options will remain exercisable for 3 months after an optionee terminates service with the Company or one of its subsidiaries.

Restricted Stock Grants	The Board may award restricted stock in consideration for past services or require the participant to pay an amount determined by the Board for the purchase of the restricted stock. The participant will have, with respect to restricted stock, the right to vote the shares and, subject to limitations (if any) established by the Board, receive any cash dividends with respect to unvested shares.

Shares of restricted stock sold or awarded under the 2002 Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. The Board has the power to accelerate the vesting of restricted stock acquired pursuant to a restricted stock agreement. Rights under a restricted stock award may not be transferred except where such assignment is expressly authorized by the Board.

Stock Option Gain Deferral	Certain executives of the Company designated by the Board may elect to defer the gain on the exercise date from the exercise of their non-statutory stock options. The election must be irrevocable and made six months in advance of the exercise of the stock option. The deferred gain will be credited to an account at the Company for the benefit of the participant and will be deemed invested in the Company’s common stock. Upon the date specified by the participant in his or her deferral election or, if earlier, the termination of employment of the participant, the Company will pay out the amount of the deferral account in shares of the Company’s common stock. The participant may elect to receive the deferral payment as a lump sum or in installment payments over a five, ten or fifteen year period. Upon a change of control of the Company, the deferral amount will be paid out within fifteen business days. Any deferrals made under the 1994 Incentive Plan will be administered pursuant to the provisions of the 2002 Incentive Plan.

Performance Goals	The Board may subject any award under the 2002 Incentive Plan to the attainment of certain performance goals. These performance goals, intended to qualify under Section 162(m) of the Code, shall be based on one or more of the following: (i) earnings before interest, taxes, depreciation, rent and amortization expenses (“EBITDAR”); (ii) earnings before interest and taxes (“EBIT”); (iii) EBITDAR, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (iv) total stockholder return; (v) return on capital; (vi) stock price performance; (vii) revenue per available seat mile; (viii) costs per available seat mile; and (ix) customer satisfaction using the Air Travel Consumer Report issued by the United States Department of Transportation. Such performance goals may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, subsidiary, department or function within the Company or a subsidiary in which the employee receiving the award is employed, or in individual or other terms and which will relate to a period of time determined by the Board. Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index, or a peer group of airlines will be determined by the Board, in its discretion, at the time of grant of the award. A performance goal need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. With respect to an award that is subject to performance goals, the Board must first certify that the performance goals have been achieved before the award may be satisfied.

The Board may authorize the payment of cash awards to employees of the Company or its subsidiaries under a plan or arrangement separate from the 2002 Incentive Plan but that is based on the performance goals specified in the 2002 Incentive Plan in a manner that satisfies the requirements of Section 162(m) of the Code for qualified “performance-based compensation.” The maximum amount of cash payable to any employee under such plan or arrangement in any one calendar year is $2,500,000.

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Withholding	To the extent allowed by the Board, a participant may satisfy any federal, state or local tax withholding obligation relating to the receipt of shares under such award by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Class B Common Stock or by a combination of these means.

Restrictions on Transfer	A participant may not transfer an incentive stock option other than by will or by the laws of descent and distribution. During the lifetime of a participant, only such participant may exercise an incentive stock option. The Board may grant awards, other than incentive stock options, that are transferable to the extent provided in the award agreement. Transfers of such awards are permitted by all participants to their family members (as defined under the Form S-8 Registration Statement rules) and to Code Section 501(c)(3) organizations. Shares subject to repurchase by the Company under a restricted stock agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions	If the Company is party to a transaction such as a merger, consolidation, reorganization, combination of shares, recapitalization or other change in the capital structure of the Company, partial or complete liquidation, stock dividend, issuance of a warrant or writ, stock split, or any other corporate transaction or event having an effect similar to any of the foregoing, the Board will adjust the kind and number of shares of Class B Common Stock subject to the 2002 Incentive Plan Section 162(m) Limitation, and all other limitations described above in the “Eligibility” section, and outstanding awards will be adjusted as to the kind, number of shares and price per share of Class B Common Stock subject to such awards.

Duration, Amendment, Termination	The Board may suspend or terminate the 2002 Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2002 Incentive Plan will terminate on March 26, 2012.
The Board may also amend the 2002 Incentive Plan at any time or from time to time. The Board may submit amendments to the stockholders for their approval if deemed necessary or appropriate in its sole discretion.

Federal Income Tax Information	The following is a brief summary of the federal income tax consequences of certain transactions under the 2002 Incentive Plan based on federal income tax laws in effect on January 1, 2002. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the employee or the Company may result depending upon other considerations not described below.

•	Incentive Stock Options. Incentive stock options under the 2002 Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

The aggregate fair market value, determined at the time of grant, of the shares of Class B Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2002 Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a sale of such stock will be a long-term capital gain or loss. Generally, if the participant sells the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of sale the participant will realize taxable ordinary income equal to the

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lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

•	Nonstatutory Stock Options. Nonstatutory stock options granted under the 2002 Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of the option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the exercise price. With respect to employees, the Company generally is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon a sale of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the stock option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Different rules may apply to participants who are subject to Section 16(b) of the Exchange Act.

•	Restricted Stock Awards. Restricted stock awards granted under the 2002 Incentive Plan generally have the following federal income tax consequences:

Where the award has no vesting, the participant will recognize taxable ordinary income equal to the stock’s fair market value on the acquisition date less any amount paid by the participant for the stock. For an award with vesting, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date the stock vests over any amount paid by the participant for the stock. To the extent that a participant timely files a Section 83(b) election, the participant will recognize ordinary income at the time of the receipt or purchase of the restricted stock equal to the fair market value of the stock on the date of receipt or purchase less any amount paid by the participant for the stock. If a Section 83(b) election is not made, any dividends received that are subject to a risk of forfeiture (because the stock to which they relate is not vested) will be treated as compensation taxable as ordinary income.

With respect to employees, the Company generally is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon sale of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition or vesting of the stock. Such gain or loss will be long-term or short-term depending on whether

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the stock was held for more than one year from the acquisition date (if a Section 83(b) election was filed or if the shares were not subject to vesting) or the vesting date. Different rules may apply to participants who are subject to Section 16(b) of the Exchange Act.

•	Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that the compensation paid to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including “qualified performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Incentive Equity Plan Benefits Awarded in 2002	On March 27, 2002, the Company granted 1,705,500 nonstatutory stock options to its employees, including a grant of 500,000 options to Mr. Parker, 685,000 options to other executive officers and 520,500 options to employees other than officers under the 2002 Incentive Plan, subject to stockholder approval of the Plan. All such awards have been in the form of stock option grants, and no grants of restricted stock have been made. The Board has determined that no new awards will be granted under the 1994 Incentive Plan following stockholder approval of the 2002 Incentive Plan. Additional awards may be made under the 2002 Incentive Plan during the remainder of the year ending December 31, 2002, although due to the discretionary nature of such awards, the exact dollar values and numbers of such awards is not determinable. In addition, the Company does not expect that additional stock-based awards will be granted to the named executive officers during 2002. The Company expects to award additional awards to non-employee directors and to new and promoted employees other than executive officers during 2002 in amounts that have yet to be determined.

10.

Information Concerning Solicitation and Voting

General	This proxy is solicited on behalf of the Board of Directors of the Company, for use at the Annual Meeting to be held on Monday, May 20, 2002, at 8:30 a.m. local time, or at any adjournment thereof. The Annual Meeting will be held at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111.

Record Date	Only those persons that held shares of the Company’s Common Stock on March 25, 2002, will be allowed to vote.

Voting Rights	The Company has two classes of Common Stock:

• Class A Common Stock is entitled to 50 votes per share
• Class B Common Stock is entitled to one vote per share

The shares of Common Stock are the Company’s only outstanding voting securities. The Class A Common Stock and Class B Common Stock vote together on all matters submitted to a vote of the stockholders.

Outstanding Shares	At the close of business on March 25, 2002, 941,431 shares of Class A Common Stock were outstanding and entitled to vote, and approximately 32,786,451 shares of Class B Common Stock were outstanding and entitled to vote. If all holders of the Company’s Common Stock vote at the Annual Meeting, either in person or by proxy, the aggregate voting power will be 79,858,001 votes, which is the sum of:

• 47,071,550 votes for holders of Class A Common Stock (941,431 shares multiplied by 50 votes per share), and
• 32,786,451 votes for holders of Class B Common Stock

In January 2002, AWA closed a $429 million loan supported by a $380 million government loan guarantee (the “Federal Loan Guarantee”). The loan triggered over $600 million of concessions and additional financing (primarily aircraft rent reductions and future financing commitments), resulting in a restructuring of AWA’s indebtedness and lease commitments valued at approximately $1.0 billion. As compensation for various elements of the restructuring plan, the Company issued a warrant to purchase up to 18.8 million shares of its Class B Common Stock to the federal government and additional warrants to purchase up to 3.8 million shares of its Class B Common Stock to other loan participants, in each case at an exercise price of $3 per share and a term of ten years. Because these warrants were not exercised on March 25, 2002, the record date for the Annual Meeting, the federal government and other loan participants will not be voting the shares of Class B Common Stock issuable upon exercise of the warrants at the Annual Meeting.

Quorum and Approval Requirements	A majority of the aggregate voting power, either in person or by proxy, is required for there to be a quorum at the Annual Meeting. A quorum is needed in order for any business to be transacted at the Annual Meeting. Any proxy that is properly completed will be counted for the purposes of determining if a quorum is present, even if the stockholder abstains from voting or an intermediary or broker who is entitled to vote for the beneficial owner abstains from voting (a “broker non-vote”).

The Proposal relating to the election of directors will require a plurality of the votes cast at the Annual Meeting. Therefore, any abstentions or broker non-votes will not affect the outcome of the election of directors.

The Proposal relating to the approval of the 2002 Incentive Plan will require the affirmative vote of a majority of the shares outstanding and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as a negative vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the 2002 Incentive Plan has been approved.

11.

TPG Partners, L.P., TPG Parallel I L.P. and Air Partners II, L.P. (the “TPG Entities”) own all 941,431 shares of the Company’s Class A Common Stock (the “TPG Shares”) which represent approximately 59% of the votes entitled to be cast at the Annual Meeting. The TPG Entities have approved the 2002 Incentive Plan and have irrevocably committed to vote the TPG Shares in favor of approving the 2002 Incentive Plan at the Annual Meeting.

Any other matters to properly come before the meeting will require the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy. Therefore, abstentions will have the same effect as a vote against any other proposal. Broker non-votes will not count in determining whether a matter has been approved.

Voting of Proxies	A proxy will be voted in the manner specified on the proxy, or if no manner is specified, it will be voted in favor of the election of directors and approval of the 2002 Incentive Plan. Any additional business to properly come before the meeting will be voted in accordance with the best judgment of the person voting the proxy.

Revocability of Proxies	Stockholders can revoke their proxies at any time before they are voted by notifying Patricia A. Penwell, Corporate Secretary of the Company, in writing, at the following address: America West Holdings Corporation, 111 West Rio Salado Parkway, Tempe, Arizona 85281. Stockholders can also revoke their proxies by submitting a subsequent proxy to the Corporate Secretary or by attending the Annual Meeting in person and notifying the inspector of elections (attending the meeting will not, by itself, revoke a proxy).

Solicitation of Proxies	The Company will bear the entire cost of solicitation of proxies. The Company has retained Innisfree M&A, Inc. (“Innisfree”) to assist in the solicitation of proxies for a fee that will not exceed $10,000 plus reimbursement of out-of-pocket expenses. Copies of solicitation materials will be sent to stockholders as well as to intermediaries, such as banks and brokers, that hold shares for the beneficial owners of the shares. Those intermediaries will then forward the solicitation materials to the beneficial owners. The Company may reimburse the intermediaries for the costs of forwarding solicitation materials to the beneficial owners. In addition to this solicitation by mail, employees and directors of the Company or Innisfree may also solicit proxies over the telephone, by facsimile, by electronic mail or in person. Employees and directors of the Company will not receive any additional compensation for doing so.

Inspectors of Election	All votes at the Annual Meeting will be counted by Computershare Investor Services, the Company’s transfer agent, and the inspectors of election appointed by the Board of Directors. The inspectors of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Stockholder Proposals	Under applicable proxy rules, proposals of stockholders that are intended to be presented at the Company’s Annual Meeting of Stockholders in 2003 must be received by the Company not later than December 18, 2002 (not later than 120 days prior to the anniversary of this year’s mailing date) in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to the Company’s Bylaws, in order for a proposal to be brought before an annual meeting by a stockholder, the stockholder must deliver proper notice to the Company not less than 60 days nor more than 90 days prior to the scheduled annual meeting. Stockholders are advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

Annual Report and Available Information	The annual report to stockholders accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2001, including financial statements but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Patricia A. Penwell, Corporate Secretary, America West Holdings Corporation, 111 West Rio Salado Parkway, Tempe, Arizona 85281. Copies may also be obtained without charge through the Securities and Exchange Commission’s World Wide Web address at http://www.sec.gov.

12.

Information About the Company’s Board of Directors

Board Purpose and Structure	The Board of Directors establishes the broad policies of the Company and is responsible for the overall performance of the Company. If each of the nominees for election as directors is elected, the Board will consist of 10 members divided into three classes as follows: three in Class I (terms expiring in 2005), four in Class II (terms expiring in 2003) and three in Class III (terms expiring in 2004). Each member of the Board of Directors of the Company is also a member of the Board of Directors of AWA, and Mr. Parker is Chairman of the Board of Directors of TLC.

Board Meetings	During 2001, the Board held 30 regular and special meetings. The Board held a higher number of meetings in 2001 than it has historically as a result of the need to consider issues arising from the events of September 11, 2001 and the resulting financial impact on the Company. Each incumbent director attended at least 75% of the meetings of the Board and of the committees on which such director served.

Board Committees	The Company has five standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance Committee, the Finance Committee and the Executive Committee. Upon the election of directors at the Annual Meeting, the Board will nominate members to serve on the Company’s committees until the annual meeting in 2003.

The Audit Committee currently is comprised of four non-employee directors, Ms. Knowles (Chair) and Messrs. Goolsby and Tierney and Ms. O’Leary, and met 11 times in 2001. The Audit Committee recommends the Company’s independent auditors, reviews the Company’s financial statements and considers other matters relating to the financial affairs of the Company. All current members of the Audit Committee are independent within the meaning of the rules of the New York Stock Exchange. Ms. O’Leary joined the Audit Committee in September 2001 and Messrs. Klenz and Shaw served on the Audit Committee until September 2001.

The Compensation and Human Resources Committee currently is comprised of five non-employee directors, Messrs. Klenz (Chair), Kraemer, Miller, and Whisler and Ms. O’Leary, and met four times in 2001. The Compensation and Human Resources Committee reviews all aspects of compensation and promotion of officers of the Company and also reviews matters relating to employee compensation generally, including the 1994 Incentive Plan and, if approved, the 2002 Incentive Plan. Messrs. Klenz, Miller and Whisler joined the Compensation and Human Resources Committee in September 2001 and Messrs. Schifter and Tierney served on the Compensation and Human Resources Committee until September 2001.

The Corporate Governance Committee was established in September 2001 and currently is comprised of four non-employee directors, Messrs. Kraemer (Chair), Klenz, Schifter and Whisler. The Corporate Governance Committee, which met one time in 2001, oversees all aspects of the Company’s corporate governance functions on behalf of the Board, including oversight of the director nomination process, and makes recommendations to the Board regarding corporate governance issues. The Corporate Governance Committee will consider nominees for directors recommended by stockholders that are properly submitted in writing to the Company’s secretary.

The Finance Committee was established in September 2001 and currently is comprised of four non-employee directors, Messrs. Goolsby (Chair) and Tierney and Ms. Knowles, and Mr. Jeffrey A. Shaw, a Class I director who is not standing for reelection. The Finance Committee, which met two times in 2001, oversees the Company’s financial affairs and recommends to the Board financial policies and courses of action that will effectively accommodate the Company’s objectives and operating strategies while maintaining a sound financial condition.

13.

The Executive Committee currently is comprised of Mr. Parker (Chair) and four non-employee directors, Messrs. Goolsby, Kraemer and Schifter and Ms. Knowles. The Executive Committee, which met four times in 2001, has all of the powers of the Board of Directors in the management of the business of the Company between meetings of the full Board, subject to certain limitations. Ms. Knowles and Mr. Kraemer joined the Executive Committee in September 2001.

Compensation Committee Interlocks	During 2001, Messrs. Klenz, Kraemer, Schifter, Tierney, and Whisler and Ms. O’Leary served on the Compensation and Human Resources Committee. William A. Franke, the Company’s former Chairman and Chief Executive Officer and Mr. Schifter both serve as managing partners of Newbridge Latin America Fund, L.P., an investment fund. Mr. Franke and certain third parties control Newbridge. Mr. Franke retired from the Company in August 2001.

Compensation of Directors	Non-employee Directors receive the following compensation for their Board service. Mr. Parker receives no additional compensation for service as a director but may participate in the Charitable Award Program described below.

Annual Retainer:	$10,000

Annual Committee Chair Retainer:	$4,000.

Attendance Fees:	$1,000 for each Board or Committee meeting attended.

1994 Incentive Plan Grants:	Prior to the approval by the Board of the 2002 Plan, each non-employee director received:

• An annual grant of options (made on the day after each Annual Meeting of stockholders) to purchase 3,000 shares of Class B Common Stock at the closing market price per share on the date of grant (the “Option Grant”). Such options vest in full six months after the date of grant. Ordinarily, such options expire ten years from the date of grant, but expire earlier if the individual ceases to be a director of the Company; and

• An annual automatic distribution (on December 31 of each year) of 1,000 unrestricted shares of Class B Common Stock (the “Stock Grant”). If a non-employee director has not been in office at all times during the year, the non-employee director will receive a prorated Stock Grant.

The Board suspended the Option Grant and the Stock Grant upon approval of the 2002 Incentive Plan, but non-employee directors are eligible to receive discretionary awards of nonstatutory stock options and restricted stock under the 2002 Incentive Plan, subject to stockholder approval of the Plan. The Board currently is considering whether or not to reestablish specific formulas for the form and level of grants to non-employee directors under the 2002 Incentive Plan.

14.

	Travel Benefits:	The Company’s non-employee directors, their spouses and their dependent children are provided transportation on AWA and reimbursement for federal and state income taxes incurred thereon. In 2001, eight current non-employee directors or their spouses or dependent children used these transportation benefits, resulting in an aggregate value to such non-employee directors of approximately $43,854 (including reimbursement of taxes incurred in connection with such travel). The non-employee directors who received such travel benefits, and the aggregate amount of such benefits, were Mr. Goolsby ($10,936), Mr. Klenz ($4,199), Ms. Knowles ($1,303), Mr. Kraemer ($13,953), Mr. Miller ($8,782), Ms. O’Leary ($3,398), Mr. Schifter ($198) and Mr. Whisler ($1,085).

	Charitable Award Program:	All directors are invited to participate in a charitable award program. Under this program, upon the death of a participant, the Company will donate $1 million to one or more qualifying charitable organizations chosen by the participant. The donations will be substantially funded by life insurance proceeds from policies maintained by the Company on the lives of each participant. Individual directors will derive no direct financial benefit from this program because all insurance proceeds are paid and all tax deductions for the charitable contributions accrue solely to the Company.

Additional Board Policies	New Directors:	Prior to approval of the 2002 Incentive Plan, any new non- employee director automatically received on the date of initial election or appointment options to purchase 3,000 shares of Class B Common Stock at the closing market price per share on the date of grant. The option grants were made pursuant to the 1994 Incentive Plan and the terms of the grant were the same as the terms of the annual option grants to non-employee directors, as described above.

	Retirement Policy:	The Board has adopted a mandatory retirement age of 72 for all non-employee directors.

Director Election to Forgo Cash Compensation	Notwithstanding the cash compensation for non-employee directors described above, in response to the events of September 11, 2001 and the resulting financial impact on the Company, the non-employee directors elected to forgo the receipt of cash compensation for the period from October 16, 2001 through December 31, 2001 during which an aggregate of 10 Board meetings and two Committee meetings were held.

15.

Report of the Audit Committee of the Board of Directors

Audit Committee	The Audit Committee acts under a written charter adopted and approved by the Board of Directors in March 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B.

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2001 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP, independent accountant for the Company for the fiscal year ending December 31, 2001, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), as amended, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP with maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Additional Information	The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted,

Audit Committee Marie L. Knowles (Chair), John L, Goolsby, Denise M. O’Leary, John F. Tierney

16.

Information About the Company’s Independent Auditors

Independent Auditors	KPMG LLP served as the Company’s and AWA’s independent auditors for the fiscal years ended 2000, 1999 and 1998. The Company’s contract for services with KPMG LLP expired upon completion of the 2000 audit, and on March 29, 2001, the Company notified KPMG LLP that the Company had approved the engagement of PricewaterhouseCoopers LLP as its independent auditors for the Company and AWA for the fiscal year ended December 31, 2001. The decision to change independent auditors was not made as the result of a disagreement of any kind. The change was recommended by the Holdings Audit Committee and approved by the Boards of Directors of Holdings and AWA. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to respond to appropriate questions from stockholders.

The audit reports of KPMG LLP on Holdings’ consolidated balance sheets and on AWA’s balance sheets as of December 31, 2000 and 1999 and the related statements of income, cash flows and stockholders’ equity for Holdings and statements of operations, cash flows and stockholder’s equity for AWA for each of the years in the three year period ended December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the fiscal years ended December 31, 2000, 1999 and 1998 and the interim periods subsequent to December 31, 2000 through March 29, 2001, there were no disagreements between Holdings or AWA and KPMG LLP as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which such disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods within the meaning of Item 304(a)(1)(iv) of Regulation S-K. During the fiscal years ended December 31, 2000, 1999 and 1998 and the interim periods subsequent to December 31, 2000 through March 29, 2001, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Holdings and AWA did not consult with PricewaterhouseCoopers LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of Holdings or AWA or any matter that was either the subject of a disagreement of a reportable event within the meaning of Item 304(a)(1) of Regulation S-K.

Independent Auditors’ Fees	Audit Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for such fiscal year and for the reviews of the Company’s interim financial statements was $298,800.

Financial Systems Design and Implementation Fees. During the fiscal year ended December 31, 2001, the Company paid no information technology consulting fees to PricewaterhouseCoopers LLP.

All Other Fees. During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $242,308. These fees were paid primarily for services rendered in connection with the Company’s financing transactions and tax advice.

Audit Committee Disclosure	The Audit Committee has determined that the rendering of non-audit services during fiscal year 2001 by PricewaterhouseCoopers LLP is compatible with maintaining the auditors’ independence.

17.

Security Ownership of

Certain Beneficial Owners and Management

           The following table sets forth certain information regarding the ownership of the Company’s Class A and Class B Common Stock as of February 22, 2002 (the “Most Recent Practicable Date”) by; (i) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table (collectively, the “Named Executive Officers”); and (iv) all executive officers and directors of the Company as a group.

				CLASS B SHARES
	CLASS A SHARES			BENEFICIALLY OWNED			CLASS A AND B
	BENEFICIALLY OWNED						COMBINED

BENEFICIAL OWNER (1)							VOTING POWER
	NUMBER		PERCENTAGE	NUMBER		PERCENTAGE	PERCENTAGE

TPG Partners, L.P.(2)	941,431	(3)	100%	8,245	(4)	*	59.0%
301 Commerce Street, Suite 3300
Fort Worth, TX 76102

Air Transportation Stabilization Board	—		—	18,754,000	(5)	36.4%	19.0%
1120 Vermont Ave., Suite 970
Washington, DC 20005

Dimensional Fund Advisors Inc.	—		—	2,847,900	(6)	8.7%	3.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

PAR Investment Partners, L.P.(7)	—		—	2,652,400		8.1%	3.3%
One Financial Center, Suite 1600
Boston, MA 02111

William A. Franke	—		—	2,013,334	(8)	5.9%	2.5%

W. Douglas Parker	—		—	481,967	(9)	1.5%	*

Stephen L. Johnson	—		—	275,001	(10)	*	*

Jeffrey McClelland	—		—	94,335	(11)	*	*

Bernard L. Han	—		—	197,001	(12)	*	*

C. A. Howlett	—		—	163,834	(13)	*	*

John L. Goolsby	—		—	38,282	(14)	*	*

Walter T. Klenz	—		—	18,196	(15)	*	*

Marie L. Knowles	—		—	12,255	(16)	*	*

Richard C. Kraemer	—		—	46,282	(14)	*	*

Robert J. Miller	—		—	11,446	(16)	*	*

Denise M. O’Leary	—		—	18,196	(15)	*	*

Richard P. Schifter	—		—	24,000	(17)	*	*

Jeffrey A. Shaw	—		—	9,000	(18)	*	*

John F. Tierney	—		—	24,282	(14)	*	*

J. Steven Whisler	—		—	7,750	(19)	*	*

All executive officers and directors as a group (25 persons)	—		—	4,075,670		11.3%	4.9%

*	Less than 1%

(1)	Information with respect to each beneficial owner of 5% or more of a class of the Company’s Common Stock is based on Schedules 13D or 13G filed by such beneficial owners with SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting power and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 941,431 shares of Class A Common Stock outstanding as of February 22, 2002, and 32,786,410 shares of Class B Common Stock outstanding as of February 22, 2002. Pursuant to rules promulgated by the SEC, shares subject to options or warrants that are currently exercisable or exercisable within 60 days of the Most Recent Practicable Date are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

18.

(2)	TPG Partners, L.P. (“TPG”) is a Delaware limited partnership whose general partner is TPG GenPar, L.P., a Delaware limited partnership (“TPG GenPar”). The general partner of TPG GenPar is TPG Advisors, Inc., a Delaware corporation (“TPG Advisors”). The executive officers and directors of TPG Advisors are: David Bonderman (chairman of the board of directors and president), James G. Coulter (director and vice president), William Price (director and vice president), James O’Brien (vice president, treasurer and secretary), Jonathan J. Coslet (vice president), Richard A. Ekleberry (vice president) and Richard P. Schifter (vice president). Jeffrey A. Shaw formerly served as a vice president of TPG Advisors until his retirement on March 31, 2002. Mr. Schifter and Mr. Shaw are presently directors of the Company, although Mr. Shaw is not standing for reelection. The general partner of each of TPG, TPG Parallel I, L.P., a Delaware limited partnership (“TPG Parallel”), and Air Partners II, L.P., a Texas limited partnership (“Air Partners II”; Air Partners II, TPG and TPG Parallel being hereinafter referred to as the “TPG Filing Parties”), is TPG GenPar. No other persons control TPG, TPG GenPar, TPG Advisors or the TPG Filing Parties. As a condition to the Federal Loan Guarantee, and subject to certain exceptions, the TPG Filing Parties have undertaken not to dispose of their Class A Common Stock for a period of ten years other than in connection with an offer to acquire all the shares of the Company’s Class B Common Stock accepted or approved by a majority of the Class B Common Stock.

(3)	Includes 780,473 shares owned by TPG, 78,644 shares owned by TPG Parallel and 82,314 shares owned by Air Partners II.

(4)	Includes 4,245 shares of Class B Common Stock that were initially granted to Mr. Schifter, Mr. Shaw and Mr. Coulter, a former director of the Company, as non-employee directors, but that were subsequently transferred to TPG GenPar. Also includes (i) 2,000 shares of unrestricted stock allocated on December 31, 2000 and (ii) 2,000 shares of unrestricted stock allocated on December 31, 2001 to Mr. Schifter and Mr. Shaw, as non-employee directors, that were issued directly to TPG GenPar. Excludes 24,000 shares of Class B Common Stock underlying stock options held by Mr. Schifter and 9,000 shares of Class B Common Stock underlying stock options held by Mr. Shaw.

(5)	Includes 18,754,000 shares underlying a warrant issued to the Air Transportation Stabilization Board on January 18, 2002 (the “Warrant”) as partial consideration for the Federal Loan Guarantee. The Warrant has an exercise price of $3.00 per share and a term of ten years and is exercisable on or prior to April 22, 2002.

(6)	Includes shares owned by numerous investment advisory clients of Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional, in its capacity as investment advisor, may be deemed to beneficially own such shares.

(7)	Par Investment Partners, L.P. is a limited partnership whose general partner is Par Group, L.P. The general partner of Par Group, L.P. is Par Capital Management, Inc.

(8)	Includes 587,334 shares held directly and 1,426,000 shares underlying stock options that are currently exercisable.

(9)	Includes 14,632 shares held directly, 34,000 restricted shares held directly and 433,335 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Excludes 246,665 shares underlying stock options that will not become exercisable on or prior to April 22, 2002.

(10)	Includes 6,000 shares held directly, 9,000 restricted shares held directly and 260,001 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Excludes 84,999 shares underlying stock options that will not become exercisable on or prior to April 22, 2002.

(11)	Includes 11,000 shares held directly, 9,000 restricted shares held directly and 74,335 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Excludes 108,165 shares underlying stock options that will not become exercisable on or prior to April 22, 2002.

(12)	Includes 6,000 shares held directly, 9,000 restricted shares held directly and 182,001 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Excludes 84,999 shares underlying stock options that will not become exercisable on or prior to April 22, 2002.

19.

(13)	Includes 3,000 shares held directly, 4,500 restricted shares held directly and 156,334 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Excludes 51,666 shares underlying stock options that will not become exercisable on or prior to April 22, 2002.

(14)	Includes 24,000 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Includes 1,000 shares of unrestricted stock allocated to each of the non-employee directors on December 31, 2001.

(15)	Includes 15,000 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Includes 1,000 shares of unrestricted stock allocated to each of the non-employee directors on December 31, 2001.

(16)	Includes 9,000 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Includes 1,000 shares of unrestricted stock allocated to each of the non-employee directors on December 31, 2001.

(17)	Includes 24,000 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Does not include 1,000 shares of unrestricted stock allocated to Mr. Schifter as a non-employee director on December 31, 2001, that were issued directly to TPG GenPar.

(18)	Includes 9,000 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002. Does not include 1,000 shares of unrestricted stock allocated to Mr. Shaw as a non-employee director on December 31, 2001 that were issued directly to TPG GenPar. Mr. Shaw has served as a director of the Company since 1998, but is not standing for reelection when his term expires at the Annual Meeting.

(19)	Includes 750 shares held directly, and 1,000 shares held indirectly for which Mr. Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust. Includes 6,000 shares underlying stock options that are currently exercisable or will become exercisable on or prior to April 22, 2002.

20.

Report of the Compensation and Human Resources Committee of the Board of Directors

on Executive Compensation

The Committee	The Compensation and Human Resources Committee (the “Committee”) meets regularly throughout the year to review general compensation issues and also determines the compensation of all officers and reviews matters relating to employee compensation generally. The Company’s compensation program for all executive officers, including the Named Executive Officers, is administered by the Committee.

Annually, the Committee evaluates executive compensation to ensure consistency and program effectiveness. Independent consultants are retained from time to time to analyze the competitiveness of executive compensation at the Company relative to other major airlines and other selected public companies of comparable size. The Committee also periodically conducts a comprehensive review of the Company’s compensation program,

The Committee currently consists of five members, none of whom is a current or former employee or officer of the Company.

Compensation Philosophy and Objectives	The principal objectives of the Company’s executive compensation program are to maximize stockholder value over time by:

• attracting and retaining high quality, results-oriented executives
• aligning interests of employees and stockholders through stock-based compensation and annual performance bonuses
• motivating executives to achieve strategic, operating and financial goals consistent with stockholder interests
• increasing the relative amount of compensation at risk as management responsibilities increase
• providing a compensation package that recognizes both individual and corporate contributions

The program is designed to be competitive with other major U.S. airlines and other companies having comparable revenues while placing more emphasis on incentive and performance-related compensation and less emphasis on fixed-base salaries and employee benefits.

General	The Company’s executive compensation program consists of:

• Base salaries

• Annual incentive bonuses

• The 1994 Incentive Plan
• The 2002 Incentive Plan

The 1994 Incentive Plan and 2002 Incentive Plan are long-term compensation plans under which executives and other key salaried employees may be awarded stock options, restricted stock and other stock-based compensation. The 2002 Incentive Plan is replacing the 1994 Incentive Plan, subject to stockholder approval. However, grants made under the 1994 Incentive Plan remain outstanding. Each element of the compensation program focuses on rewarding performance in a different way.

Base Salary	Base salaries are focused on rewarding individual performance and competence. Base salary adjustments are based on several factors, including:

• the employee’s level of responsibility and job classification
• general levels of market salary increases
• the Committee’s evaluation of the performance of the individual over time

The Company’s strategy with respect to base salaries for its key salaried employees is (i) to avoid dramatic changes other than to make adjustments to reflect market

21.

movements and promotions, significant changes in responsibility and individual performance and (ii) to reduce the emphasis on fixed compensation by positioning base salaries below industry levels. For such purposes, the Committee gathers data from nationally recognized compensation surveys and proxy statements of certain airlines and other companies having comparable revenues.

Annual Incentive Compensation	Executives and other key salaried employees can earn additional cash compensation under the Company’s annual incentive bonus plan. Under that plan, bonuses represent a significant component of executive compensation, but are at risk, generally conditioned upon and intended to reward the achievement of annual corporate goals. No bonuses were paid to executives in 2001.

The amount of any annual bonus is based on targets set for each job classification and formulae and certain objective and subjective criteria established by the Committee at the beginning of each year and is determined by the Committee at the end of that year (or early the following year). Ordinarily, the Company’s financial performance must meet certain threshold levels (determined annually by the Committee and approved by the Board of Directors) before any bonus is awarded. Bonuses are based principally on job classification (in general, bonus targets are higher for individuals having greater management responsibility), the Company’s financial performance for the year and on individual performance. The Committee administers the incentive bonus plan, recommends to the Board of Directors the aggregate amount of annual incentive compensation and approves individual awards. In evaluating an individual’s performance, the Committee relies on the recommendation of the Chairman and other members of senior management. The Board of Directors approves the aggregate amount of the incentive compensation awards to all participants.

Stock-Based Compensation	Purpose of Stock-Based Awards: The primary purpose of stock-based awards is to focus key employees on the performance of the Company over time and to provide key employees with incentives for future performance to link the interests of recipients and stockholders. The Committee believes that stock-based awards are an appropriate incentive to employees to meet the Company’s long term goal of maximizing shareholder value.

Restricted Stock Awards: Restricted stock awards are grants of shares of Class B Common Stock which carry full stockholder privileges, including the right to vote and, subject to limitations (if any) established by the Committee, the right to receive dividends. Awards of restricted stock have been made by the Committee very infrequently. On the occasions when deemed appropriate, the Committee determines the number of restricted stock awards to be granted to an individual based upon a variety of factors, including those noted below with respect to the grant of Stock Options.

Stock Options: The 1994 Incentive Plan has permitted, and, subject to stockholder approval, the 2002 Incentive Plan will permit the Committee, to award stock options to an employee, to specify the number of shares covered by such options and the vesting schedule of such options. The Committee has generally imposed three-year vesting schedules for all grants. The vesting schedules are designed to provide an incentive to create stockholder value over time, since the full benefit of the stock option cannot be realized unless stock appreciation occurs over a number of years. The exercise prices of all stock options granted under the 1994 Incentive Plan and the 2002 Incentive Plan have been and will be at least equal to the fair market value of the underlying shares on the date of grant.

22.

The Committee determines the number of options to be granted to an individual based upon a variety of factors, including:

• level of responsibility and job classification level

• job performance

• longevity in position

• retention value
• the results of compensation surveys described above

Currently, option grants provide that they will become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement and may become fully exercisable in the event of a “change in control.” No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option.

In 2001, non-qualified stock options to purchase an aggregate of 257,000 shares of Class B Common Stock were granted under the 1994 Incentive Plan in connection with employee promotions, compensation of non-employee directors or in consideration of new employees joining the Company. The Company granted 1,782,300 options in 2000 and 1,525,650 options in 1999.

Other Benefits	Employee-Benefit Plans: The Company has certain broad-based employee benefit plans in which all employees, including the executives, participate, such as life and health insurance plans and a 401(k) plan and certain flight benefits. Additionally, officers of the Company are provided director/officer liability insurance coverage. The incremental cost to the Company of the benefits provided under these plans is not material to the Company. Benefits under these plans are not directly or indirectly tied to Company or individual performance.

Severance Policy: Pursuant to the Company’s current severance payment policy for executives, its officers (including the Named Executive Officers) are entitled to receive an amount equal to 200% of the officer’s base salary and target incentive bonus if, within two years of a change of control, the officer (i) is asked to resign, (ii) is terminated without cause or (iii) resigns as the result of constructive termination.

Compensation of the Chief Executive Officer	Mr. Parker was elected Chairman, President and Chief Executive Officer of Holdings and as Chairman, President and Chief Executive Officer of AWA effective September 1, 2001. Mr. Parker’s annual base salary is currently set at $550,000 and he is eligible to earn a bonus based on a target of 70% of his base salary and a maximum of 140% of his base salary.

In approving Mr. Parker’s base salary, his bonus eligibility and his stock-based compensation awards, the Committee considered a variety of factors, including:

• Mr. Parker’s base compensation, level of responsibility and retention value
• Mr. Parker’s performance
• Mr. Parker’s ability to lead the Company in formulating and implementing its long-term business plan
• Mr. Parker’s ability to enhance the Company’s stock value
• Mr. Parker’s standing within the Company, in the communities served by the Company and with the Company’s investors and suppliers
• A review of compensation for similarly situated individuals both in the airline and travel industries and in companies of comparable size

Mr. Franke served as Chairman, President and Chief Executive Officer of Holdings and as Chairman and Chief Executive Officer of AWA until his retirement on August 31, 2001. Mr. Franke’s base salary, annual incentives and long-term incentives were determined in accordance with the above factors.

23.

Additional Information	The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted,

Compensation and Human Resources Committee Walter T. Klenz (Chair), Richard C. Kraemer, Robert J. Miller, Denise M. O’Leary, J. Steven Whisler

24.

Executive Compensation

Compensation of Executive Officers	The following table shows, for the years 1999, 2000 and 2001, the compensation awarded to (i) the Company’s Chief Executive Officer, W. Douglas Parker; (ii) the Company’s former Chief Executive Officer, William A. Franke; and (iii) the other four most highly compensated executive officers among the Company and its subsidiaries. Mr. Franke retired from the Company on August 31, 2001 and Mr. Parker was elected Chief Executive Officer of the Company on September 1, 2001. Following the events of September 11, 2001 and the resulting financial impact on the Company, Mr. Parker volunteered to forgo his annual salary and Messrs. Johnson, McClelland and Han volunteered to forgo 25% of their respective annual salaries, effective October 16, 2001 through December 31, 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Awards

						Securities
					Restricted	Underlying
Name and Principal				Other Annual	Stock	Options	All Other
Position	Year	Salary	Bonus	Compensation(7)	Awards(8)	/SARs	Compensation

W. Douglas Parker(1)	2001	$354,583	—	—	—	—	$15,974	(9)
Chairman, President
and Chief Executive	2000	$398,658	—	—	$331,250	195,000	$15,839
Officer of Holdings;
Chairman, President	1999	$329,750	$233,295	—	$605,625	115,000	$629
and Chief Executive Officer of AWA; Chairman of TLC

William A. Franke(2)	2001	$462,981	—	—	—	—	$1,514,774	(10)
Former Chairman, President and Chief	2000	$600,000	—	$96,559	—	200,000	$15,584
Executive Officer of Holdings; Former	1999	$500,000	$494,738	$93,690	—	150,000	$15,599
Chairman and Chief Executive Officer of AWA

Stephen L. Johnson(3)	2001	$301,212	—	—	—	—	$7,482	(11)
Executive Vice President — Corporate	2000	$286,429	—	—	—	25,000	$21,562
of Holdings and Executive Vice	1999	$254,883	$145,222	—	$302,813	25,000	$5,429
President — Corporate of AWA

Jeffrey McClelland(4)	2001	$299,668	—	—	—	—	$18,457	(12)
Executive Vice President — Operations	2000	$287,933	—	—	—	22,000	$59,423
of AWA
	1999	$81,266	$41,517	—	$302,813	100,500	$133,394

Bernard L. Han(5)	2001	$263,401	—	—	—	—	$15,252	(13)
Executive Vice President and Chief	2000	$225,050	—	—	—	25,000	$14,842
Financial Officer of Holdings and Executive	1999	$195,792	$118,104	—	$302,813	25,000	$11,105
Vice President and Chief Financial Officer of AWA

25.

		Annual Compensation			Long-Term Awards

						Securities
					Restricted	Underlying
Name and Principal				Other Annual	Stock	Options	All Other
Position	Year	Salary	Bonus	Compensation(7)	Awards(8)	/SARs	Compensation

			—	—	—	—
C. A. Howlett(6)	2001	$227,333					$17,172	(14)
Senior Vice President — Public Affairs of	2000	$206,310	—	—	—	22,000	$21,447
Holdings and Senior Vice President — Public	1999	$186,200	$104,900	—	$151,406	76,000	$16,728
Affairs of AWA

(1)	Mr. Parker joined the Company as Senior Vice President and Chief Financial Officer in June 1995. He was elected Executive Vice President of the Company and Executive Vice President — Corporate Group of AWA in April 1999. He was elected President of AWA in May 2000, and Chief Operating Officer of AWA in December 2000. He was elected to his current positions on September 1, 2001.

(2)	Prior to February 1997, Mr. Franke served as Chief Executive Officer and President of AWA and as President of Holdings. From February 1997 to April 1999, Mr. Franke served as Chairman and Chief Executive Officer of Holdings and as Chairman of AWA. In April 1999, Mr. Franke was elected to the additional offices of President of Holdings and President and Chief Executive Officer of AWA. Mr. Franke served as Chairman, President and Chief Executive Officer of Holdings and as Chairman and Chief Executive Officer of AWA from May 2000 until his retirement on August 31, 2001.

(3)	Mr. Johnson joined the Company as Vice President — Legal Affairs in February 1995. In December 1995, Mr. Johnson was elected to the position of Senior Vice President — Legal Affairs. In December 1997, he was elected to the position of Senior Vice President — Corporate Affairs of AWA and Holdings and in April 1999 was elected to the positions of Senior Vice President of Holdings and Senior Vice President and Chief Administrative Officer of AWA. He was elected to his current positions in September 2001.

(4)	Mr. McClelland joined the Company in August 1999, as Senior Vice President — Operations. He was elected to his current position in September 2001.

(5)	Mr. Han joined AWA as Vice President — Financial Planning and Analysis in January 1996. He was elected to the position of Senior Vice President — Planning in May 1998 and was elected to the position of Senior Vice President — Marketing and Planning in January 2001. Mr. Han was elected to his current positions in September 2001.

(6)	Mr. Howlett joined AWA as Vice President — Public Affairs in January 1995. On January 1, 1997 he was appointed Vice President — Public Affairs of Holdings. He was elected to his current positions in February 1999.

(7)	For 2001, none of the Named Executive Officers received perquisites or other personal benefits in an aggregate amount in excess of the lesser of $50,000 or 10% of his annual salary. In 2001, each of the Named Executive Officers received an automobile allowance per the Company’s policy for executive perquisites. The Company also provided positive space pleasure travel benefits each year to the Named Executive Officers.

(8)	On December 16, 1999, Messrs. Parker, Han, Howlett, Johnson and McClelland were granted the right to receive 30,000, 15,000, 7,500, 15,000 and 15,000 shares of restricted stock, respectively, which are scheduled to vest in equal fifths on December 16, 2000, 2001 and 2002 and the remaining two-fifths on December 16, 2003. On July 26, 2000, Mr. Parker was granted the right to receive 20,000 shares of restricted stock which are scheduled to vest in equal fifths on July 26, 2001, 2002 and 2003 and the remaining two-fifths on July 26, 2004. The aggregate number and value as of December 31, 2001, of those Named Executive Officer’s restricted share holdings are as follow: Mr. Franke, 0 shares, $0; Mr. Parker, 34,000 shares, $119,000; Mr. Han, 9,000 shares, $31,500; Mr. Howlett, 4,500 shares, $15,750; Mr. Johnson, 9,000 shares, $31,500; Mr. McClelland, 9,000 shares $31,500. Dividends will be paid on such restricted stock if and when declared on our Class B Common Stock.

26.

(9)	Reflects premium paid by the Company for term life insurance for Mr. Parker of $614. Also reflects benefits under a split dollar life insurance policy for Mr. Parker. In 2001, the premium paid for the term portion under that policy was $412 and the value of benefits accrued during 2001 with respect to the whole life component of the coverage, calculated on an actuarial basis, was approximately $14,948.

(10)	Reflects premium paid by the Company for term life insurance for Mr. Franke of $10,784 and matching contributions made by the Company under its 401(k) plan of $3,990. Also reflects a lump sum payment of $1,500,000 paid in accordance with the terms of Mr. Franke’s employment agreement with the Company upon his retirement.

(11)	Reflects premium paid by the Company for term life insurance for Mr. Johnson of $614 and matching contributions made by the Company under its 401(k) plan of $5,100. Also reflects benefits under a split dollar life insurance policy for Mr. Johnson. In 2001, the imputed income for the term portion under that policy was $348 and the value of the current year interest against total premiums paid with respect to the whole life component of the coverage was approximately $1,420.

(12)	Reflects premium paid by the Company for term life insurance for Mr. McClelland of $614 and matching contributions made by the Company under its 401(k) plan of $5,100. Also reflects benefits under a split dollar life insurance policy for Mr. McClelland. In 2001, the premium paid for the term portion under that policy was $355 and the value of benefits accrued during 2001 with respect to the whole life component of the coverage, calculated on an actuarial basis, was approximately $12,388.

(13)	Reflects premium paid by the Company for term life insurance for Mr. Han of $614 and matching contributions made by the Company under its 401(k) plan of $5,100. Also reflects benefits under a split dollar life insurance policy for Mr. Han. In 2001, the premium paid for the term portion under that policy was $270 and the value of benefits accrued during 2001 with respect to the whole life component of the coverage, calculated on an actuarial basis, was approximately $9,268.

(14)	Reflects premium paid by the Company for term life insurance for Mr. Howlett of $614. Also reflects benefits under a split dollar life insurance policy for Mr. Howlett. In 2001, the premium paid for the term portion under that policy was $1,591 and the value of benefits accrued during 2001 with respect to the whole life component of the coverage, calculated on an actuarial basis, was approximately $14,967.

27.

Stock Option Grants and Exercises	The Company has granted stock options to its executive officers under the 1994 Incentive Plan and, subject to stockholder approval, granted stock options and expects to grant stock options and restricted stock awards to its executive officers under the 2002 Incentive Plan.

In 2001, the Company granted options to purchase an aggregate of 257,000 shares to all participants under the 1994 Incentive Plan. All such options were granted in connection with employee promotions, compensation of non-employee directors or in consideration of new employees joining the Company. No stock options or restricted stock awards were granted to Named Executive Officers in 2001.

The following table shows certain information regarding option exercises and the number and value of unexercised options at December 31, 2001:

2001 Option Exercises and Year End Option Values

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options At Year End 2001		Options At Year End(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Franke	—	—	1,426,000	—	$0.00	$0.00

W. Douglas Parker	—	—	411,669	168,331	$0.00	$0.00

Jeffrey McClelland	—	—	74,335	48,165	$0.00	$0.00

Stephen L. Johnson	—	—	260,001	24,999	$0.00	$0.00

Bernard L. Han	—	—	182,001	24,999	$0.00	$0.00

C. A. Howlett	—	—	138,001	39,999	$0.00	$0.00

(1)	Based on the value obtained by subtracting the option exercise prices from the closing sales price of the Class B Common Stock on the New York Stock Exchange on December 31, 2001 ($3.50 per share).

The Company traditionally has granted stock options in December of each year, but due to the events of September 11 and its aftermath, the 2001 grants were delayed until 2002. Between January 1, 2002 and March 27, 2002, the Company granted options to purchase an aggregate of 1,006,000 shares under the 1994 Incentive Plan. Of this number, the Company granted the following options to the Named Executive Officers: W. Douglas Parker, 100,000 shares; William A. Franke, 0 shares; Stephen L. Johnson, 60,000 shares; Jeffrey McClelland, 60,000 shares; Bernard L. Han, 60,000 shares; and C.A. Howlett, 30,000 shares. As of March 27, 2002, options to purchase a total of 6,263,067 shares of the Company’s Class B Common Stock were held by all participants under the 1994 Incentive Plan and options to purchase 205,831 shares remained available for grant. On that date, the Board approved the 2002 Incentive Plan, subject to stockholder approval, and suspended all further grants under the 1994 Incentive Plan. The Company also granted nonstatutory stock options to purchase an aggregate of 1,705,500 shares under the 2002 Incentive Plan, subject to stockholder approval. Of this number, the Company granted 500,000 options to Mr. Parker, 685,000 options to other executive officers and 520,500 options to employees other than officers.

Section 16(a) Beneficial Ownership Reporting Compliance	Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all of its officers, directors and greater than ten percent beneficial owners complied with all such Section 16(a) filing requirements.

28.

Employment Agreement

           Prior to his retirement in August 2001, the Company had entered into an employment agreement with Mr. Franke. Upon his retirement from the Company on August 31, 2001, Mr. Franke received the following benefits under the employment agreement:

Compensation	•	A payment in the amount of $1.5 million as a result of his retirement

and Benefits:	•	Any accrued but unpaid salary
	•	Medical insurance benefits through August 2003
	•	Payment of premiums for a period of 12 months from his date of retirement on $2 million term life insurance policy for beneficiaries designated by Mr. Franke
	•	Registration rights for all equity securities acquired by Mr. Franke as compensation, including equity securities he obtained upon exercise of options
	•	Lifetime travel privileges for Mr. Franke and his spouse
	•	Lump sum payment equal to the accrued balance in Mr. Franke’s account under the America West Holdings Corporation Supplemental Employee Savings Plan

Options	•	All unvested options granted pursuant to the employment agreement became immediately vested and exercisable in accordance with their terms at any time until their respective expiration dates

Loans	•	The promissory notes evidencing the loans described in the section entitled “Certain Transactions” and the related security agreements remain in full force and effect and all outstanding principal and interest payable under such notes shall be paid in full when due in accordance with the respective terms of the notes

29.

Certain Transactions

America West Community Foundation	In March 1995, the Board of Directors and stockholders of AWA approved the creation of the America West Community Foundation (the “Foundation”) to enhance the Company’s ability to fund charitable and civic activities. AWA granted the Foundation 50,000 shares of its Class B Common Stock in each of 1996, 1998, 1999, 2000, and 2001. In addition, the Foundation has also received cash contributions from the Company in the amount of $250,000 in each of 1995, 1996, 1997, 1998, 1999, and 2000. Three members of the Board of Directors of the Company serve on the five-member Board of Directors of the Foundation, including Mr. Parker who is also the Chairman of the Foundation. The two remaining members of the Board of Directors of the Foundation are executive officers of the Company who hold the positions of Vice President and Controller of AWA and Senior Vice President — Public Affairs of Holdings and AWA. The president of the Foundation is the Senior Vice President — Public Affairs of Holdings and AWA.

Loans to Executive Officers	The chart below sets forth information about loans made by the Company to Mr. Franke. All loans were made pursuant to the employment agreement as amended and earlier employment agreements to enable Mr. Franke to pay income taxes on stock grants. Pursuant to the January 1, 2000 amendment to the employment agreement, and in consideration of Mr. Franke’s agreement to extend the term of his employment with the Company, the maturity dates of the loans scheduled prior to December 31, 2003 were extended to that date, and the interest rates on the loans were adjusted to the minimum rate required to avoid the imputation of interest under the Internal Revenue Code. Each loan is secured by a portion of the shares included in the related stock grant but is otherwise nonrecourse to Mr. Franke, is to be repaid on the dates shown below and accrues interest at a rate of 10% per annum if not repaid at maturity.

Under these various loans, the largest aggregate amount of indebtedness outstanding was $2,166,495 on December 31, 2001, and the amount of indebtedness outstanding as of February 28, 2002 was $2,185,660.

Date of	Amount
Loan	of Loan	Due Date	Interest Rate

1994	$470,282	12/31/03	6.51%

1995	$203,136	12/31/03	6.51%

1996	$ 40,000	12/31/03	6.51%

1996	$644,704	12/31/03	6.51%

1997	$194,072	12/31/03	6.51%

1998	$549,540	12/31/03 and 10/15/04	5.06%

Indemnity Agreements	The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company.

30.

Performance Graph

           The following performance graph compares the Company’s cumulative total stockholder return on its Class B Common Stock with the cumulative total return of the S&P 500 Index, the S&P Airlines Index and the Amex Airline Index for the period from December 31, 1996 through March 31, 2002:

          This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Comparison of Cumulative Total Stockholders’ Returns(1)(2)

[LINE GRAPHIC]

	Am. West	S&P Airlines	S&P 500	AMEX Airlines

12/31/96	100.00	100.00	100.00	100.00
12/31/97	117.32	168.14	131.01	165.65
12/31/98	107.08	162.54	165.95	151.66
12/31/99	130.70	161.06	198.35	153.47
12/29/00	80.71	239.76	178.24	168.95
3/30/01	60.47	196.27	156.64	139.22
6/29/01	62.80	200.25	165.29	144.26
9/28/01	11.65	133.54	140.53	67.71
12/31/01	22.05	161.37	154.99	87.99
3/28/02	35.27	174.48	154.90	105.10

(1)	Four graph lines are included this year in the performance graph. We have included the S&P Airline Index, which we have historically included in the graph, but will not include in the future. We will exclude it in the future because it includes only four airlines, and, as reflected in the graph, it has become less reflective of the airline industry as a whole than we believe was previously the case. We are adding to the graph this year, and plan to include in the future, the Amex Airline Index, which includes 10 airlines and is thus more relective of our comparative performance.

(2)	Plot points are shown for each of the fiscal years ended December 31, 1997, 1998, 1999, and 2000, and for each of the quarters ended March 31, June 30, September 30, and December 31, 2001 and March 31, 2002.

31.

Appendix A

America West 2002 Incentive Equity Plan

1.	Purpose. The purpose of the America West 2002 Incentive Equity Plan (the “Plan”) is to promote the interests of the Company by encouraging Employees, Directors and Consultants to acquire or increase their equity interests in the Company, to provide a means whereby Employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan also is intended to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan shall be effective as of March 27, 2002 (the “Effective Date”).

     2.    Definitions. As used in this Plan:

(a)	“Award” means an Option Right or Restricted Stock (each as defined in its respective paragraph).

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means a committee of two or more members of the Board appointed by the Board pursuant to Paragraph 14.

(e)	“Common Stock” means the Class B Common Stock, $0.01 par value, of the Company.

(f)	“Company” means America West Holdings Corporation.

(g)	“Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting or advisory services and who is compensated for such services. However, the term “Consultant‘ shall not include Directors who are compensated by the Company solely for their services as Directors, and the payment of a Director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(h)	“Continuous Service” means that the Participant’s service with the Company or any Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or any Subsidiary as an Employee, Director or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or any Subsidiary, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(i)	“Date of Grant” means with respect to an Award, the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

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(j)	“Deferral Account” means the account established and maintained by the Company for deferral of Stock Option Gain by a Deferral Participant. Deferral Accounts will be maintained solely as bookkeeping entries to evidence unfunded obligations of the Company.

(k)	“Deferral Participant” means any Participant who is a member of a select group of management or highly compensated Employees, who is designated by the Committee as a Deferral Participant and who makes a Stock Option Gain deferral election pursuant to Paragraph 9.

(l)	“Director” means a member of the Board of Directors of the Company.

(m)	“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)	“Effective Date” means March 27, 2002.

(o)	“Employee” means any person employed by the Company or any Subsidiary. Service as a Director shall not constitute employment with the Company or a Subsidiary.

(p)	“Incentive Stock Option” means an Option Right intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)	“Management Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Management Objectives, intended to qualify under Section 162(m) of the Code, shall be with respect to one or more of the following measures which may, at the discretion of the Committee, be measured absolutely or by comparison to similar measures reported by other major U.S. airlines: (i) earnings before interest, taxes, depreciation, rent and amortization expenses (“EBITDAR”); (ii) earnings before interest and taxes (“EBIT”); (iii) EBITDAR, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (iv) total stockholder return; (v) return on capital; (vi) stock price performance; (vii) revenue per available seat mile; (viii) costs per available seat mile; and (ix) customer satisfaction using the Air Travel Consumer Report issued by the United States Department of Transportation. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of airlines, shall be determined by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend an Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or (3) any partial or complete corporate liquidation. With respect to an Award that is subject to Management Objectives, the Committee must first certify that the Management Objectives have been achieved before the Award may be paid.

(r)	“Market Value per Share” means, as of any date, the closing sales price per share of Common Stock (or the closing bid, if no sales were reported) as quoted on the exchange or market with the greatest volume of trading in the Common Stock as of such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the date of determination is not a market trading date then the closing sales price on the last market

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trading day prior to the day of determination shall be used. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(s)	“Non-Employee Director” means a director of the Company who is not also an Employee.

(t)	“Option Price” means the purchase price per share payable on exercise of an Option Right.

(u)	“Option Right” means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

(v)	“Participant” means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

(w)	“Restricted Stock” means shares of Common Stock granted or sold pursuant to Paragraph 5.

(x)	“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

(y)	“Stock Option Gain” means, pursuant to the exercise of an Option Right not intended to qualify as an Incentive Stock Option, the shares of Common Stock representing the difference between the aggregate Market Value per Share of shares of Common Stock subject to the Option Right on the date of exercise less the aggregate Option Price, if, and only if, the aggregate Option Price is paid with shares of Common Stock already owned by the Deferral Participant, as described in Paragraph 4(c)(ii) and in Revenue Ruling 80-244, 1980-2 C.B. 234.

(z)	“Subsidiary” means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

3.	Shares Available Under Plan. Subject to adjustments as provided in Paragraph 8, (i) 8,000,000 is the maximum number of shares of Common Stock which may be issued or transferred and covered by all outstanding Awards under this Plan, of which number no more than 1,500,000 shares will be issued or transferred as Restricted Stock, (ii) 150,000 is the maximum number of shares of Restricted Stock which may be issued or transferred to any one Participant in any calendar year and (iii) 500,000 is the maximum number of shares of Common Stock which may be issued pursuant to or covered by Option Rights granted under this Plan to any one Participant during any calendar year; provided, however, that, in addition to the annual limit above, upon a Participant’s initial employment with the Company or any Subsidiary or a Participant’s promotion, 1,500,000 shares is the maximum number of shares of Common stock that may be issued pursuant to or covered by Option Rights granted under this Plan with respect to such Participant on account of such event. Such shares may be shares of original issue or reacquired shares, bought on the market or otherwise. Upon the exercise of an Option Right pursuant to which Stock Option Gain is deferred under Paragraph 9, the number of shares representing Stock Option Gain will be deemed to have been issued under this Plan for purposes of this Paragraph 3; and transfer of shares in respect of the settlement of a Deferral Account pursuant to Paragraph 9 shall not be deemed to be the transfer of additional shares under this Paragraph 3. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan, unless, with respect to Restricted Stock, the Participant has received benefits of ownership with respect to such shares, such as dividends, but not including voting rights. Notwithstanding the foregoing, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be 8,000,000.

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4.	Option Rights. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

(a)	Each grant will specify the number of shares of Common Stock to which it pertains.

(b)	Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.

(c)	Each grant will specify that the Option Price will be payable (i) in cash by check acceptable to the Company, (ii) by either the transfer, or attestation of ownership by the Participant, to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price and which have been held by the Participant for more than six (6) months if such shares were acquired by the Participant either directly or indirectly from the Company (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

(d)	Each grant will specify the required period or periods of Continuous Service by the Participant with the Company and/or any Subsidiary and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will vest and become exercisable, and any grant may provide for the earlier vesting of the Option Rights in the event of a change in control or other corporate transaction or event or upon termination of the Participant’s Continuous Service due to death, Disability, or otherwise.

(e)	Each grant the vesting of which, or the timing of the vesting of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will vest and may set forth a formula or other method for determining the number of Option Rights that will vest if performance is at or above such minimum but short of full achievement of the Management Objectives.

(f)	Option Rights granted under this Plan may be (i) options which are intended to qualify as Incentive Stock Options, (ii) options which are not intended to so qualify (“Nonstatutory Stock Options”) or (iii) combinations of the foregoing.

(g)	Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from its Date of Grant. Each grant shall specify a maximum time period after termination of Continuous Service for the vested portion of the grant to remain exercisable. Such post-service exercise period need not be the same for all grants nor for all reasons for the cessation of the Participant’s Continuous Service. If a post-termination exercise period is not stated in the Option Right grant agreement, the Option Right, to the extent vested, will remain exercisable for three (3) months after the termination of the Participant’s Continuous Service with the Company, and the unvested portion of the Option Right, if any, will terminate upon termination of the Participant’s Continuous Service.

(h)	Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

5.	Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

(a)	Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter

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referred to. Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

(b)	Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

(c)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)	Each such grant or sale may provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to a share repurchase (if the Restricted Stock was purchased) or forfeiture (if the Restricted Stock was granted without any purchase price) in favor of the Company in the event the Participant’s Continuous Service terminates. Such share repurchase or forfeiture shall lapse in accordance with a vesting schedule determined by the Committee. In addition, any grant or sale may provide for earlier vesting in the event of a change in control or other corporate transaction or event or upon termination of the Participant’s Continuous Service due to death, Disability, or otherwise. The Board may grant or sell shares of Restricted Stock without any restrictions such as the repurchase or forfeiture rights provided for above as a bonus for the past services of the Participant.

(e)	Each such grant or sale will provide that during the vesting period, if any, the transferability of the unvested shares (the shares of the Restricted Stock which are subject to forfeiture or a right of repurchase by the Company) will be prohibited or restricted in a manner and to the extent prescribed by the Committee on the Date of Grant.

(f)	Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

(g)	Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer, if any, have expired or the shares have been forfeited.

6.	Director Awards. Awards of Option Rights and Restricted Stock to Non-Employee Directors may be made under the Plan pursuant to Paragraphs 4 and 5. The Board may provide by amendment to the Plan that such Awards will be made on an automatic basis pursuant to a formula.

     7.    Transferability.

(a)	Except as provided in subparagraph (b) below, no Award that has not become payable, vested or earned will be transferable by a Participant other than by will or the laws of descent and distribution, and Option Rights will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative.

(b)	The Committee may, in its discretion, adopt rules or guidelines under which any Award previously granted or to be granted to a Participant (other than an Incentive Stock Option) may be transferred (in whole or in part) by the Participant to (i) a permitted transferee under a Registration Statement on Form S-8 or (ii) a Code Section 501(c)(3) organization. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to

36.

the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Award.

8.	Adjustments. The Board shall make or provide for such adjustments (i) in the limitations specified in Paragraph 3 including the maximum number of shares reserved for issuance under the Plan, the maximum number of shares which may be issued or transferred as Restricted Stock, the maximum number of shares which may be issued or transferred as Restricted Stock to any Participant, the maximum number of shares which may be granted as Option Rights to any Participant, and the aggregate number of shares of Common Stock which may be granted as Incentive Stock Options, (ii) in the numbers of shares of Common Stock covered by outstanding Option Rights granted hereunder, (iii) in the Option Price applicable to any such Option Rights, (iv) in the value of Deferral Accounts and the deemed investment thereof, and/or (v) in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of writs or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

     9.    Stock Option Gain Deferral.

(a)	Participation. Only Deferral Participants are eligible to make an election pursuant to this Paragraph 9.

(b)	Deferrals. A Deferral Participant may elect to defer Stock Option Gain pursuant to one or more Option Rights. All of the gain inherent in an Option Right must be deferred, although the Option Right may be exercised in parts.

(i)	Elections. Once an election form, properly completed, is received by the Committee, the election of the Deferral Participant shall be irrevocable; provided, however, that the Committee may, in its discretion, permit a Deferral Participant to elect a further deferral of amounts credited to his or her Deferral Account by filing a later election form; provided further, however, that, unless otherwise approved by the Committee, any election to defer further amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable in the absence of such later election and shall be void in the event of a Deferral Participant’s earlier termination of employment.

(ii)	Date of Election. An election to defer Stock Option Gain shall be made at least six (6) months prior to the exercise of an Option Right. Accordingly, once a Deferral Participant has made such an election, the Deferral Participant may not exercise the Option Right covered by the election for at least six (6) months thereafter.

          (c) Deferral Accounts.

(i)	Establishment; Crediting of Amounts Deferred. A Deferral Account shall be established for each Deferral Participant, as directed by the Committee. The amount of Stock Option Gain deferred with respect each Deferral Account will be credited to such Deferral Account as of the date on which such amount would have been paid to the Deferral Participant but for the Deferral Participant’s election to defer receipt hereunder. Amounts credited to a Deferral Account shall be deemed invested in Common Stock, and the Deferral Account accordingly shall fluctuate in value in accordance with the Market Value per Share of Common Stock.

(ii)	Adjustments. Amounts credited to a Deferral Account shall be adjusted pursuant to the terms of Paragraph 8.

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          (d) Settlement of Deferral Accounts.

(i)	Form of Payment. The Company shall settle a Deferral Participant’s Deferral Account, and discharge all of its obligations to pay deferred compensation under this Paragraph 9 with respect to such Deferral Account, by transferring to the Deferral Participant (or the Deferral Participant’s beneficiary or estate in the case of death) shares of Common Stock equal in number (both whole and fractional) to the deemed Common Stock investment of the Deferral Account.

(ii)	Timing of Transfers. Transfers in settlement of a Deferral Account shall be made as soon as practicable after the date specified by the Deferral Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment, in the following circumstances:

(1)	A single lump sum transfer or installment transfers in settlement of any Deferral Account shall be made or commence, as the case may be, as promptly as practicable following the Deferral Participant’s attainment of age 55, 60, or 65, in accordance with the Deferral Participant’s election made pursuant to Paragraph 9(b); provided, however, that a single lump sum transfer shall be made in the event of the Deferral Participant’s termination of active employment, regardless of cause, prior to the transfer date specified in such election. Installment transfers shall be made in substantially equal amounts (i.e., substantially equal in terms of the number of shares of Common Stock transferred) over five (5), ten (10) or fifteen (15) years pursuant to the Deferral Participant’s election made pursuant to Paragraph 9(b).

(2)	In the event of a change in control (as defined in the election form by which the Stock Option Gain is deferred), a single transfer in settlement of a Deferral Participant’s entire Deferral Account shall be made within fifteen (15) business days following the effective date such change in control.

(3)	In the event of a Deferral Participant’s death prior to receiving all transfers to which he or she is entitled, the beneficiary of the Deferral Participant, as last designated in writing on a form provided by the Committee, or the Deferral Participant’s estate (in the absence of such a designation) shall receive the remaining transfers in accordance with the single lump sum or installment method of transfer specified in the Deferral Participant’s election made pursuant to Paragraph 9(b); provided, however, that such transfer shall be made or commence, as the case may be, within sixty (60) business days following the date of the Deferral Participant’s death and that a single lump sum transfer shall be made in all cases in which transfers to the Deferral Participant have not commenced prior to death.

(iii)	Financial Hardship Transfers. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Committee determines that the Deferral Participant has a financial hardship of such a substantial nature and beyond the individual’s control that settlement of amounts previously deferred under the Plan is warranted, the Committee may direct the settlement of all or a portion of the balance of a Deferral Account and the time and manner of such transfer. Financial hardship shall mean a severe financial hardship to the Deferral Participant resulting from a sudden and unexpected illness or accident of the Deferral Participant or his or her dependent, loss of the Deferral Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Deferral Participant.

(e)	Statements. The Committee will furnish statements to each Deferral Participant reflecting the amount credited to a Deferral Participant’s Account and transactions therein not less frequently than once each calendar year.

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          (f) Claims Procedure.

(i)	Application for Benefits and Inquiries. Any application or request for the settlement of a Deferral Account, inquiries about this Paragraph 9 or inquiries about present or future rights under this Paragraph 9 (a “Claim”) must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is the Committee and may be reached at the following:

                                    Compensation/ Human Resources Committee

                                    America West Airlines, Inc.
                                    4000 E. Sky Harbor Boulevard
                                    Phoenix, Arizona 85034-3899

                             or such other address as the Committee may from time to time specify.

(ii)	Denial of Claims. If a Claim is denied in whole or in part, the Committee must provide the applicant with written or electronic notice of the denial of the application and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The written notice of denial will be set forth in a manner designed to be understood by the individual and will include the following:

(1)	the specific reason or reasons for the denial;

(2)	references to the specific Plan provisions upon which the denial is based;

(3)	a description of any additional information or material that the Committee needs to complete the review and an explanation of why such information or material is necessary; and

(4)	an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following a denial on review of the Claim, as described in Paragraph 9(f)(v) below.

(iii)	Timing of Written Notice. The written notice will be given to the applicant within 90 days after the Committee receives the application, unless special circumstances require an extension of time, in which case, the Committee shall have up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Committee is to render its decision on the application.

(iv)	Request for a Review. Any person (or that person’s authorized representative) for whom a Claim is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Committee within 60 days after the application is denied. The Committee will give the applicant (or his or her representative) an opportunity to review pertinent

39.

documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to the Committee at:

                                    Compensation/ Human Resources Committee

                                    America West Airlines, Inc.
                                    4000 E. Sky Harbor Boulevard
                                    Phoenix, Arizona 85034-3899

                           or such other address as the Committee may from time to time specify.

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Committee may require the applicant to submit) written comments, documents, records, and other information relating to his or her Claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her Claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the Claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(v)	Decision on Review. The Committee will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Committee is to render its decision on the review. The Committee will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. If the Committee confirms denial of a Claim in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1)	the specific reason or reasons for the denial;

(2)	references to the specific Plan provisions upon which the denial is based;

(3)	a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her Claim; and

(4)	a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.

(vi)	Rules and Procedures. The Committee will establish rules and procedures, consistent with the Plan, this Paragraph 9 and Title I of ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing Claims. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial of a Claim to do so at the applicant’s own expense.

(vii)	Exhaustion of Remedies. No legal action in respect of a Claim under this Paragraph 9 may be brought until the claimant (i) has submitted a written Claim in accordance with Paragraph 9(f)(i) above, (ii) has been notified by the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Paragraphs 9(f)(iv) above, and (iv) has been notified in writing that the Committee has denied the appeal. Notwithstanding the foregoing, if the Committee does not respond to an applicant’s Claim or appeal within the relevant time limits specified in this Paragraph 9(f), the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

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          (g) General Provisions.

(i)	Limits on Transfers. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in a Deferral Account shall be transferable or assignable by a Deferral Participant or his or her Beneficiary, be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, or be subject to the debts, contracts, liabilities or engagements, or torts of any Deferral Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in a Deferral Account shall be void.

(ii)	Receipt and Release. A transfer to any Deferral Participant or Beneficiary in accordance with the provisions of this Paragraph 9 shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred pursuant to the Deferral Account to which the transfer relates against the Company or any Subsidiary, and the Committee may require such Deferral Participant or Beneficiary, as a condition to such transfer, to execute a receipt and release to such effect.

(iii)	Unfunded Status; Creation of Trusts. This Paragraph 9 is intended to constitute an “unfunded” plan for deferred compensation, and Deferral Participants shall rely solely on the unsecured promise of the Company for transfers hereunder with respect to any transfer not yet made to a Deferral Participant. Nothing contained in this Paragraph 9 shall give a Deferral Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of a trust or make other arrangements to meet the Company’s obligations under this Paragraph 9, which trust or other arrangements shall be consistent with the “unfunded” status of such deferred compensation plan unless the Committee otherwise determines with the consent of each affected Deferral Participant.

(iv)	Compliance. A Deferral Participant shall have no right to receive any payment or transfer with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to this Paragraph 9 and the making of such payment or transfer shall have been complied with in full. In addition, the Company shall impose such restrictions on Common Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Common Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company’s Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

(v)	Other Participant Rights. No Deferral Participant shall have any of the rights or privileges of a stockholder of the Company under this Paragraph 9, including as a result of the deemed investment of a Deferral Account in Common Stock or the creation of any trust and deposit of Common Stock therein, except at such time as Common Stock may be actually delivered in settlement of a Deferral Account. Subject to the limitations set forth in Paragraph 9(g)(i) above, the terms and conditions of this Paragraph 9 shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(vi)	Limitation. A Deferral Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account, and neither the Company, any Subsidiary nor the Committee shall be liable or responsible therefor.

(vii)	Transfer from and Option Grants under the 1994 Incentive Equity Plan. All deferrals made under the Company’s 1994 Incentive Equity Plan (the “1994 Plan”) will be transferred from such Plan to this Plan, to be administered pursuant to the terms of this Plan and this Paragraph 9. Moreover, any deferral of Stock Option Gain with respect to Option Rights granted under the 1994 Plan shall be made under the provisions of this Plan, and the

41.

provisions for the deferral of Stock Option Gain under the 1994 Plan shall cease to be effective as of the Effective Date.

10.	Eligibility for Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that a Consultant will not be eligible for an Award to the extent that, at the time of grant, a Form S-8 Registration Statement is not available to register either the offer or the sale of the Company’s securities to the Consultant. The Board may provide for formula equity grants to Directors in the future by amending the Plan without stockholder approval.

11.	Fractional Shares. Except as otherwise provided in Paragraph 9(d)(i) above, the Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or the settlement of fractions in cash.

12.	Use of Proceeds. Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

13.	Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of the balance of such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment. With respect to any Participant who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, the Participant may direct the Company to withhold a number of shares of Common Stock having an aggregate Market Value per Share equal to the amount of taxes required to be withheld by the Company. To the extent that the Company withholds a number of shares of Common Stock from an Award or a Participant relinquishes a portion of an Award to fulfill the Participant’s withholding obligation, the Company will not withhold shares or allow for the relinquishment of shares whose value exceeds the minimum amount of tax required to be withheld by law (or such lesser amount as may be required to avoid a charge to earnings for financial accounting purposes).

     14.    Administration of the Plan.

(a)	This Plan will be administered by the Board or, as delegated by the Board, a Committee. The Committee shall at all times consist of not less than two Directors appointed by the Board, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

(b)	The Board and as delegated, the Committee, shall have the power, subject to and within the limitations of, the express provisions of the Plan:

(i)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Award; and the number of shares of Common Stock with respect to which an Award shall be granted to each such person.

(ii)	To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for its administration. In the exercise of this power, the Board or the Committee may correct any defect, omission or inconsistency in the Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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(iii)	To amend the Plan or an Award as provided in Paragraph 15.

(iv)	To terminate or suspend the Plan as provided in Paragraph 20.

(v)	Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan

(c)	The interpretation and construction by the Board or the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Board or the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive with respect to all persons. No member of the Board or the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

     15.    Amendments.

(a)	This Plan may be amended from time to time by the Board. The Board, in its sole discretion, may submit any amendment to the Plan for stockholder approval.

(b)	The Committee, in its sole discretion, may take any action it deems to be equitable under the circumstances or in the best interests of the Company with respect to any Award, unless such Award is intended to qualify as “performance based” compensation under Section 162(m) of the Code and such action would cause the Award to fail to so qualify.

(c)	Outstanding Awards may not be amended (either directly or through an amendment to the Plan) in such a manner that would impair the rights under such Award unless the Company receives the written consent of the Participant.

16.	No Employment or other Service Rights. Neither this Plan nor the Awards hereunder will confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

17.	Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any rights of a holder with respect to any shares of Common Stock subject to an Award (except for Restricted Stock) unless and until such Participant has satisfied all requirements for the exercise of and has exercised the Award pursuant to its terms.

18.	Effective Date of the Plan. The Plan shall become effective as determined by the Board, but no Award shall be exercised (or in the case of a Stock Bonus or Restricted Stock, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19.	Choice of Law. The laws of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

20.	Term. This Plan became effective as of the Effective Date. Unless sooner terminated by the Board or the Committee, this Plan shall terminate on March 26, 2012, and no further Awards shall be made, but all outstanding Awards and Deferral Accounts on such date shall remain effective in accordance with their terms and the terms of this Plan

21.	Performance-Based Awards. The Committee may authorize the payment of cash awards to Employees under a plan or arrangement approved by the Committee that is based on the Management Objectives in a manner that satisfies the requirements of Section 162(m) of the Code for qualified performance-based compensation. The maximum amount of any cash award to an

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Employee under any such plan or arrangement in any one calendar year is $2,500,000. Notwithstanding anything else contained herein to the contrary, to the extent required to qualify any cash award as qualified performance-based compensation under Section 162(m) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan or any such plan or arrangement to accelerate the vesting of such award or to pay out such award regardless of the achievement of the Management Objectives if the ability to exercise such discretion would cause such award to fail to qualify as qualified performance-based compensation.

This America West 2002 Incentive Equity Plan is hereby executed by a duly authorized officer of America West Holdings Corporation.

America West Holdings Corporation

By:

Its:

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Appendix B

America West Holdings Corporation

Audit Committee Charter

          The role and responsibilities of the Audit Committee of the Board of Directors (the “Committee”) of America West Holdings Corporation (the “Company”), as amended by the Company’s Board of Directors (the “Board”) from time to time, are as follows:

Role	The Committee’s role is to act on behalf of the Board and oversee all aspects of the Company’s internal accounting control, external financial reporting, and audit functions. The Committee’s role includes oversight of the qualitative aspects of financial reporting to shareholders, the Company’s risk management policies that relate to the financial control environment and financial reporting and the Company’s procedures for compliance with significant applicable legal, ethical, and regulatory requirements that impact the financial statements.

The role also includes coordination with other Board committees and, as outlined herein, direct communication with management, external and internal auditors, counsel, and other Committee advisors.

Although the Committee has the responsibilities set forth in this Charter, management is responsible for preparing the company’s financial statements, and the independent auditor is responsible for auditing those financial statements. It is not the duty of the Committee to plan or conduct the audit or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles, nor to conduct investigations or to resolve disagreements, if any, between management and the independent auditors. Nothing in this Charter changes, or is intended to change, the responsibilities of management or the independent auditors. Moreover, nothing in this Charter is intended to increase the liability of the members of the Committee beyond that which existed before this Charter was approved by the Board.

Membership	Committee membership shall consist of at least three Board members who qualify as independent within the meaning of the Company’s Corporate Governance Guidelines and the Audit Committee Policy of the New York Stock Exchange, as amended from time to time. The members of the Committee and the Committee chairperson shall be appointed by the Board.

Procedures	Committee procedures shall be governed by Section 4.16 of the Company’s Bylaws except as otherwise provided by resolution of the Committee of the Board.

Operating Principles	In fulfilling its function and responsibilities, the Committee should give due consideration to the following principles:

•	Communication — Regular and meaningful contact throughout the year with the Chairman of the Board, other committee chairpersons, members of senior management and other key Committee advisors, external and internal auditors, etc., as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective business issues.

•	Committee Education/ Orientation — Developing with management and participating in a process for systematic review of important topics that present potential significant risk to the Company will enhance the effectiveness of the Committee.

•	Committee Expectations and Information Needs — The Committee should communicate to the Chief Executive Officer or his designee, internal audit, and

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other external parties the specific nature, timing, and extent of any specific information or other supporting materials requested by the Committee, for its meetings and deliberations.

•	Resources — The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities. Expenditures for external resources that are expected to be material and outside the ordinary course of the Committee’s practices shall be recommended by the Committee for the approval of the full Board.

•	Meeting Agendas — Committee meeting agendas shall be the responsibility of the Committee chairperson with input from Committee members and other members of the Board, with additional input from members of senior management and outside advisors to the extent deemed appropriate by the chairperson.

•	Committee Meeting Attendees — The Committee shall be authorized to request members of management, counsel, internal audit, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the defined committee responsibilities. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

•	Reporting to the Board of Directors — The Committee, through the Committee chairperson, shall report at each meeting of the Board. Any plan developed by the Committee for fulfilling its role and responsibilities should be presented to and discussed with the full Board, and approved by the full Board. In addition, minutes from Committee meetings should be distributed to each Board member prior to the subsequent Board meeting.

Meeting Frequency	The Committee should meet as frequently as considered necessary by the Committee or the chairperson, and shall meet at least quarterly.

Committee’s Relationship With External and Internal Auditors	• The external auditors, in their capacity as independent public accountants, shall be responsible to the Board and, as delegated, to the Committee as representatives of the stockholders.

•	The external auditors shall be viewed as the Board’s and Committee’s representatives in executing the Committee’s oversight of periodic, annual, and other financial reporting to shareholders. They shall report all relevant issues to the committee responsive to agreed-on Committee expectations. The Committee should review the work of external auditors in executing their role of oversight.

•	The Committee should review at least annually and report to the Board on the performance (effectiveness, objectivity, and independence) of the external auditors. In this respect, the Committee should seek to obtain from the external auditors a written statement from the external auditors delineating all relationships between the auditor and the Company consistent with Independence Standards Board Statement No. 98-1, “Independence Discussions with Audit Committees.” Additionally, the Committee should seek to maintain an active dialogue with the auditor with respect to disclosed relationships or services that may impact auditor objectivity or independence and should take or recommend to the full board appropriate action to ensure the independence of the external auditor.

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•	The internal audit function shall be responsible to senior management, but have a direct reporting responsibility to the Board through the Committee.

•	If either the internal or the external auditors identify significant issues warranting the attention of the Committee or the full Board that, in their judgment, have been communicated to management but have not been adequately addressed, they should be communicated to the Committee chairperson or any member of the Committee.

•	Senior management will consult with the Committee regarding changes in the senior management of the internal audit function.

Primary Committee Responsibilities	The primary Committee responsibilities are:

•	Annual Financial Reports — The Committee shall review and discuss with the independent auditors the Company’s annual and interim financial reports in advance of filings or distribution.

•	Fraud and Regulatory Noncompliance — The Committee shall review and assess the internal/external auditors’ responsibility for detecting accounting and reporting financial errors, fraud and defalcations, illegal acts, and noncompliance with the corporate code of conduct and regulatory requirements.

•	Internal Audit Responsibilities — The Committee shall review and assess the annual audit plan and the process used to develop the plan, status of activities, significant findings, recommendations, and management’s response.

•	Regulatory Examinations — The Committee shall review and assess Securities and Exchange Commission (“SEC”) inquiries and the results of examinations by other financial regulatory authorities in terms of important findings, recommendations, and management’s response.

•	External Audit Responsibilities — The Committee shall review and assess the overall scope and focus of the annual/interim audit and auditor independence, including the scope and level of involvement with unaudited quarterly or other interim-period information.

•	Financial Reporting and Controls — The Committee shall review and assess key financial statement issues and risks, their impact or potential impact on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions.

•	Risk Management — The Committee shall periodically review and assess the Company’s risk management policies that relate to the financial control environment and financial reporting.

•	Auditor Recommendations — The Committee shall review and assess important internal and external auditor recommendations on financial reporting, controls, other matters, and management’s response.

•	Changes in Accounting Principles — The Committee shall review and discuss with the external auditors any changes in important accounting principles and the application thereof in both annual and interim financial reports.

•	Required Communications — The Committee shall receive and review all required communications from the external auditors.

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•	External Auditor Independence — The Committee shall review and assess, on an annual basis, the independence of the external auditors, including an analysis of all substantial professional non-audit services provided by the independent auditors and the effect, if any, on such independence.

•	Proxy Statement Reports — The Committee shall prepare any report, including any recommendation by the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	External Auditor Performance — The Committee shall review and assess, on an annual basis, the performance of the external auditors and shall recommend the selection, retention or termination of the external auditors for approval by the full Board.

•	Code of Ethical Conduct/ Conflicts of Interest — The Committee shall review and assess, on an annual basis, the Company’s code of ethical conduct and significant conflicts of interest and related-party transactions.

•	Audit Committee Charter — The Committee shall review, on an annual basis, the Audit Committee Charter and shall recommend any proposed changes for approval by the full Board.

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AMERICA WEST HOLDINGS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2002

     The undersigned hereby appoints Linda M. Mitchell and Bernard L. Han, and each of them, as proxies, with full power of substitution, to vote all shares of Class A Common Stock and Class B Common Stock of America West Holdings Corporation that the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders to be held on May 20, 2002, or at any adjournment or postponement thereof.

     YOUR PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 IF YOU DO NOT STATE OTHERWISE. ANY ADDITIONAL BUSINESS TO PROPERLY COME BEFORE THE MEETING WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees to hold office until the 2005 Annual Meeting:	John F. Tiemey
Robert J. Miller
W. Douglas Parker

FOR All nominees listed above	WITHHOLD ALL

FOR All: Except those whose name(s) appear below:

Proposal 2: ADOPTION OF THE AMERICA WEST 2002 INCENTIVE EQUITY PLAN

FOR	AGAINST	ABSTAIN

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE MEETING.

Please check the following box if you plan to attend the Annual Meeting of Stockholders in person.

Dated:	, 2002
SIGNATURE(s):

Please sign exactly as your name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should add their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. FAILURE TO SIGN AND DATE THIS PROXY MAY RESULT IN IT BEING DECLARED INVALID.